Exhibit 10.5

EP ENERGY CORPORATION

EMPLOYMENT INDUCEMENT PLAN

FORM OF PERFORMANCE SHARE UNIT GRANT NOTICE

Pursuant to the terms and conditions of the EP Energy Corporation Employment Inducement Plan, as amended from time to time (the “Plan”), EP Energy Corporation (the “Company”) hereby grants to the individual listed below (“you” or “Employee”) an award (this “Award”) of Performance Share Units (the “PSUs”) subject to the terms and conditions set forth herein and in the Performance Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Employee:

Date of Grant:

Threshold PSUs:	PSUs

Performance Period:	(the “Performance Period Commencement Date”) through (the “Performance Period End Date”)

Vesting Schedule:

Except as expressly provided in Section 3(b) of the Agreement, the PSUs shall become vested in accordance with the schedule set forth in the following table, so long as you remain continuously employed by the Company from the Date of Grant through each vesting date set forth below:

	Vesting Date	Portion of PSUs That Become Vested

	First Anniversary of the Performance Period Commencement Date	20%
	Second Anniversary of the Performance Period Commencement Date	20%
	Third Anniversary of the Performance Period Commencement Date	20%
	Fourth Anniversary of the Performance Period Commencement Date	20%
	Second Anniversary of the Performance Period End Date	20%

Earning of PSUs:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, the PSUs shall become earned in the manner set forth below.  The number of PSUs, if any, that become earned in the Performance Period will be determined in accordance with the following table (the “Performance Goals”):

	Average Stock Price		PSUs Earned

	Below Threshold	Less than $5.00	—
	Threshold	At least $5.00, but less than $6.00
		At least $6.00, but less than $7.00
		At least $7.00, but less than $8.00
		At least $8.00, but less than $9.00
		At least $9.00, but less than $10.00
		At least $10.00, but less than $11.00
		At least $11.00, but less than $12.00
		At least $12.00, but less than $13.00
		At least $13.00, but less than $14.00
	Maximum	$14.00 or greater

As used herein, “Average Stock Price” means the highest average closing price per share of the Company’s Common Stock (as reported on the New York Stock Exchange composite tape) during any period of 90 consecutive days on which the New York Stock Exchange is open for trading during the Performance Period.

Settlement Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, the PSUs earned during the Performance Period that have become vested shall be settled in accordance with Section 6 of the Agreement on the schedule set forth in the following table:

		Settlement Date	Cumulative Portion of PSUs Granted Hereunder That Become Settled
		Performance Period End Date	20%
		First Anniversary of the Performance Period End Date	40%
		Second Anniversary of the Performance Period End Date	100%

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance Share Unit Grant Notice (this “Grant Notice”).  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.  This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

In addition, you are consenting to receive documents with respect to the Plan and the PSUs granted hereunder by means of electronic delivery, provided that such delivery complies with the rules, regulations, and guidance issued by the Securities and Exchange Commission and

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any other applicable government agency.  This consent shall be effective for the entire time that you are a participant in the Plan.

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Employee has executed this Grant Notice, effective for all purposes as provided above.

EP ENERGY CORPORATION

By:

EMPLOYEE

SIGNATURE PAGE TO

PERFORMANCE SHARE UNIT GRANT NOTICE

EXHIBIT A

FORM OF PERFORMANCE SHARE UNIT AGREEMENT

This Performance Share Unit Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached (the “Date of Grant”) by and between EP Energy Corporation, a Delaware corporation (the “Company”), and                                                  (“Employee”).

1.                                      Definitions.  Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.  As used herein, the following terms have the meanings set forth below:

(a)                                 “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

(b)                                 “Change in Control Protection Period” means the one-year period following the consummation of a Change in Control.

(c)                                  “Employment Agreement” means the employment agreement between Employee and the Company.

(d)                                 “Sponsor Sale” means a Subsequent Sale (as defined in the Certificate of Incorporation) by one or more of the Sponsors.

(e)                                  “Sponsors” means, collectively, the Apollo Stockholder and the Principal Stockholders, as such terms are defined in the Certificate of Incorporation.

2.                                      Award.  Effective as of the Date of Grant, the Company hereby grants to Employee the number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.  To the extent earned, each PSU represents the right to receive one share of Stock (“Common Stock”), subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan.  Unless and until the PSUs have become earned in the manner set forth in the Grant Notice and this Agreement, Employee will have no right to receive any Common Stock or other payments in respect of the PSUs.  Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

3.                                      Vesting of PSUs.

(a)                                 Except as otherwise set forth in this Section 3 below, the PSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.

(b)                                 Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary:

(i)                                     If Employee’s employment with the Company terminates as a result of Employee’s death or Disability (as defined in the Employment Agreement), then, provided that Employee (or, if applicable, Employee’s estate) executes within the time provided to do so (and does not revoke within any time provided to do so) a release of claims in a form acceptable to the Committee, the vesting of 50% of the PSUs, if any, that remain unvested will accelerate automatically on the date of such termination without any further action by the Company or any other person; provided, however, that such vested PSUs (and all other PSUs granted hereunder, if any, that have become vested) shall remain subject to the terms and conditions set forth in the Grant Notice and this Agreement, including Sections 5, 6 and 10 below;

(ii)                                  If Employee’s employment with the Company terminates before or after a Change in Control Protection Period as a result of (A) the Company’s termination of Employee’s employment without Cause (as defined in the Employment Agreement) or (B) Employee’s resignation for Good Reason (as defined in the Employment Agreement), then if such termination occurs (x) prior to the Performance Period End Date or (y) after the first anniversary of the Performance Period End Date and prior to the second anniversary of the Performance Period End Date, any PSUs remain unvested as of the date of such termination, provided that Employee executes within the time provided to do so (and does not revoke within any time provided to do so) a release of claims in a form acceptable to the Committee, the vesting of a portion of the PSUs granted hereunder equal to the Specified Acceleration Percentage will accelerate automatically on the date of such termination without any further action by the Company or any other person; provided, however, that such vested PSUs (and all other PSUs granted hereunder, if any, that have become vested) shall remain subject to the terms and conditions set forth in the Grant Notice and this Agreement, including Sections 5, 6 and 10 below.  As used herein, “Specified Acceleration Percentage” means the product of (I) 5% multiplied by (II) the number of complete calendar quarters that have elapsed in the calendar year that includes the date of Employee’s termination of employment prior to the date of such termination; and

(c)                                  If, during a Change in Control Protection Period, Employee’s employment with the Company terminates as a result of (i) the Company’s termination of Employee’s employment without Cause or (ii) Employee’s resignation for Good Reason, then, provided that Employee executes within the time provided to do so (and does not revoke within any time provided to do so) a release of claims in a form acceptable to the Committee, (A) if the Performance Period has not ended, the date of such termination of employment shall be deemed to be the Performance Period End Date, (B) all PSUs that remain unvested as of the date of such termination, if any, will accelerate automatically on the date of such termination and become vested without any further action by the Company or any other person, and (C) the date of such termination shall be deemed to be a Settlement Date; provided, however, that such vested PSUs (and all other PSUs granted hereunder, if any, that have become vested) shall remain subject to the terms and conditions set forth in the Grant Notice and this Agreement, including Sections 5, 6 and 10 below.

4.                                      Forfeitures Upon Termination of Employment.

(a)                                 If Employee’s employment with the Company terminates as a result of the Company’s termination of Employee’s employment for Cause, then on the date of such termination, Employee shall forfeit without consideration all of the PSUs (including the PSUs that remain unvested and the PSUs that have become vested) and all rights arising from such PSUs and from being a holder thereof.

(b)                                 If Employee’s employment with the Company terminates as a result of Employee’s resignation without Good Reason, including, if applicable, a termination of Employee’s employment as a result of the expiration of the term of the Employment Agreement due to Employee providing notice of non-renewal of such agreement, then, on the date of such termination, Employee shall forfeit without consideration (i) all PSUs that remain unvested and (ii) 50% of the PSUs that have become vested and all rights arising from such PSUs and from being a holder thereof.

(c)                                  If Employee’s employment with the Company terminates for any reason other than as set forth in Section 4(a) or 4(b), Employee shall forfeit without consideration all of the PSUs that remain unvested (after giving effect to any accelerated vesting pursuant to Section 3(b)) and all rights arising from such PSUs and from being a holder thereof.

(d)                                 The forfeiture of PSUs pursuant to this Section 4 shall occur immediately and automatically (without further action of the Company or any other person) upon the termination giving rise to such forfeitures.

5.                                      Earning of PSUs.  Following the end of the Performance Period, the Committee will determine the level of achievement of the Performance Goals for the Performance Period.  The number of PSUs, if any, that actually become earned for the Performance Period will be determined by the Committee in accordance with the Grant Notice (and any PSUs that do not become so earned shall be automatically forfeited).  Unless and until the PSUs have become earned and been settled in accordance with Section 6, Employee will have no right to receive any dividends or other distributions with respect to the PSUs.

6.                                      Settlement of PSUs.  As soon as administratively practicable following each Settlement Date, but in no event later than 60 days following such Settlement Date, Employee (or Employee’s permitted transferee, if applicable) shall be issued a number of shares of Common Stock equal to the number of PSUs subject to this Award that have become (i) vested in accordance with the Grant Notice and Section 3, as applicable, and (ii) earned based on the level of achievement of the Performance Goals as determined by the Committee in accordance with Section 5.  Any fractional PSU that becomes earned hereunder shall be rounded down at the time shares of Common Stock are issued in settlement of such PSU.  No fractional shares of Common Stock, nor the cash value of any fractional shares of Common Stock, will be issuable or payable to Employee pursuant to this Agreement.  All shares of Common Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to Employee or by entering such shares in book-entry form, as determined by the Committee in its sole discretion.  The value of shares of Common Stock shall not bear any interest owing to the passage of time.

Neither this Section 6 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

7.                                      Dividend Equivalent Rights.  Each PSU subject to this Award is hereby granted in tandem with a corresponding Dividend Equivalent.  Each Dividend Equivalent granted hereunder shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the PSU to which it corresponds.  If the Company pays a cash dividend in respect of its outstanding Stock and, on the record date for such dividend, Employee holds PSUs granted pursuant to this Agreement that have not vested and been settled, the Company shall credit to an account maintained by the Company for Employee’s benefit an amount equal to the cash dividends Employee would have received if Employee were the holder of record, as of such record date, of the number of shares of Common Stock related to the portion of the PSUs that have not been settled or forfeited as of such record date.  Such account is intended to constitute an “unfunded” account, and neither this Section 7 nor any action taken pursuant to or in accordance with this Section 7 shall be construed to create a trust of any kind.  Any Dividend Equivalent will be subject to the same vesting schedule as the PSUs to which it relates and will be paid to Employee, in cash, on the date that the PSU to which it relates is settled in accordance with Section 6.  Employee shall not be entitled to receive any interest with respect to the payment of Dividend Equivalents.  Any Dividend Equivalent that relates to a PSU that (a) does not become vested or (b) becomes vested and is subsequently forfeited shall be forfeited at the same time the related PSU is forfeited.

8.                                      Rights as Stockholder.  Neither Employee nor any person claiming under or through Employee shall have any of the rights or privileges of a holder of shares of Common Stock in respect of any shares that may become deliverable hereunder unless and until certificates representing such shares have been issued or recorded in book entry form on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to Employee or any person claiming under or through Employee.

9.                                      Tax Withholding.  To the extent that the receipt, vesting or settlement of the PSUs or Dividend Equivalents results in compensation income or wages to Employee for federal, state, local and/or foreign tax purposes, Employee shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the PSUs or Dividend Equivalents, which arrangements include the delivery of cash or cash equivalents or, if permitted by the Committee in its sole discretion, shares of Common Stock (including previously owned shares of Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate; provided, however, that, at a minimum, the Committee shall permit either (a) net settlement or (b) a broker-assisted sale for each event that results in a tax withholding obligation.  If such tax obligations are satisfied through net settlement or the surrender of previously owned shares of Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee.  Employee acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of the PSUs or Dividend Equivalents or disposition of the shares underlying the PSUs and that Employee has been advised, and hereby is advised, to consult a tax advisor. Employee represents that Employee is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

10.                               Restrictions on Transfer.

(a)                                 None of the PSUs, Dividend Equivalents or any interest or right therein shall be (i) sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed, or (ii) liable for the debts, contracts or engagements of Employee or his or her successors in interest.  Except to the extent expressly permitted by the preceding sentence, any purported sale, pledge, assignment, transfer, attachment or encumbrance of the PSUs, Dividend Equivalents or any interest or right therein shall be null, void and unenforceable against the Company and its Affiliates.

(b)                                 Until the earlier to occur of (i) the third anniversary of the Performance Period End Date or (ii) the date on which the Sponsors hold less than 15% of the shares of Common Stock they held on the Date of Grant, shares of Common Stock issued hereunder may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution except (1) with the prior approval of the Board, (2) to satisfy tax withholding obligations as provided in Section 9, or (3) on a pro-rata basis with the Sponsors in the event of a Sponsor Sale following the Performance Period End Date in which the Apollo Stockholder participates (subject to cutback, if applicable, on terms substantially similar to the terms that apply to other holders of Stock that participate in such transaction); provided, that in the event the Apollo Stockholder participates in a Sponsor Sale prior to the Performance Period End Date, the shares of Common Stock sold by the Apollo Stockholder in such Sponsor Sale shall be taken into account for purposes of determining Employee’s pro-rata participation pursuant to this clause (3) in a Sponsor Sale that occurs after the Performance Period End Date.

11.                               Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  No shares of Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, shares of Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance of Common Stock hereunder, the Company may require Employee to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

12.                               Legends.  If a stock certificate is issued with respect to shares of Common Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed.  If the shares of Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

13.                               Execution of Receipts.  Any issuance or transfer of shares of Common Stock or other property to Employee or Employee’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder.  As a condition precedent to such payment or issuance, the Company may require Employee or Employee’s legal representative, heir, legatee or distributee to execute a receipt therefor in such form as it shall determine appropriate.

14.                               No Right to Continued Employment or Awards.

(a)                                 For purposes of this Agreement, Employee shall be considered to be employed by the Company as long as Employee remains an employee of the Company or any Affiliate, or an employee of a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award.  Without limiting the scope of the preceding sentence, it is specifically provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status of the entity or other organization that employs Employee.  Nothing in the adoption of the Plan, nor the award of the PSUs or Dividend Equivalents thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Employee the right to continued employment by, or a continued service relationship with, the Company or any such Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time.  Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either Employee or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.

(b)                                 The grant of the PSUs and Dividend Equivalents is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future plans will be at the sole discretion of the Company.

15.                               Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by registered or certified mail to Employee at the last address Employee has filed with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

16.                               Agreement to Furnish Information.  Employee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

17.                               Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs and Dividend Equivalents granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company (or an Affiliate or other entity) and Employee in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that (a) materially reduces the rights of Employee or (b) adversely affects the economic rights of Employee under this Award shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

18.                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of law principles thereof.

19.                               Successors and Assigns.  The Company may assign any of its rights under this Agreement without Employee’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Employee and Employee’s beneficiaries, executors, administrators and the person(s) to whom the PSUs and Dividend Equivalents may be transferred by will or the laws of descent or distribution.

20.                               Clawback.  Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) the Company’s clawback policy and any other policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

21.                               Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

22.                               Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

23.                               Headings; References; Interpretation.  All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement.  All references to “including” shall be construed as meaning “including without limitation.”  Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in this Agreement refer to United States dollars.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

24.                               Code Section 409A. The PSUs, Dividend Equivalents and any amounts payable pursuant to this Agreement are intended to be exempt from or compliant with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”).  If Employee is deemed to be a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when Employee becomes eligible for settlement of the PSUs or payment of Dividend Equivalents upon his “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the date that is six months following Employee’s separation from service and (b) Employee’s death.  Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

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